SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2008
NEBRASKA BOOK COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kansas	333-48221	47-0549819

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
4700 South 19th Street, Lincoln, NE 68501-0529
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (402) 421-7300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective September 1, 2008, the Board of Directors of Nebraska Book Company, Inc. (the “Company”) promoted Barry S. Major to President of the Company succeeding Mark W. Oppegard who will remain Chief Executive Officer. Mr. Major, 51, will also continue to serve the Company as Chief Operating Officer and will hold office until the next annual meeting of the Board of Directors, or until his earlier resignation or removal.
     Mr. Major, who has served in the college bookstore industry for 9 years (all of which have been with the Company), was named Chief Operating Officer of the Company in January, 1999 and, in 2004, was also named a Director of the Company.
     A copy of the Press Release issued by the Company announcing this change is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

NEBRASKA BOOK COMPANY, INC.
By:	/s/ Alan G. Siemek
Alan G. Siemek
Chief Financial Officer, Senior Vice President of Finance and Administration, Treasurer and Assistant Secretary

Dated: September 2, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 2, 2008 of Nebraska Book Company, Inc.